Exhibit 99.1

Sotera Health Chairman and CEO Presents at
42nd Annual J.P. Morgan Healthcare Conference
CLEVELAND, OH, January 9, 2024 - Sotera Health Company (“Sotera Health” or the “Company”) (Nasdaq: SHC), a leading global provider of mission-critical end-to-end sterilization solutions and lab testing and advisory services for the healthcare industry, is presenting today at the 42nd Annual J.P. Morgan Healthcare Conference. During the presentation, Chairman and CEO Michael B. Petras, Jr. will be providing an update on Sotera Health’s business.
“I am pleased to announce that Sotera Health delivered top-line growth in 2023 despite an ongoing challenging environment,” said Mr. Petras. “We expect full-year revenues to finish between $1.040 billion and $1.050 billion. The consistent growth we have demonstrated since going public in 2020 reinforces the criticality of Sotera Health’s role in global healthcare and the Company’s durable business model. We look forward to reporting our fourth-quarter and full year 2023 financial results on February 27, 2024.”
Mr. Petras, Jon Lyons, Senior Vice-President and CFO, and Jason Peterson, Vice President and Treasurer, are participating in meetings with investors during the conference. A live webcast of Mr. Petras’ presentation and accompanying materials may be accessed via the Investor Relations section of the Company’s website at Presentation & Events | Sotera Health. A replay of the webcast will be archived on the Company's website.
Cautionary Note Regarding Forward-Looking Statements
Unless expressly indicated or the context requires otherwise, the terms “Sotera Health,” “Company,” “we,” “us” and “our” in this document refer to Sotera Health Company, a Delaware corporation, and, where appropriate, its subsidiaries on a consolidated basis. This release contains forward-looking statements that reflect management’s expectations about future events and the Company’s operating plans and performance and speak only as of the date hereof. You can identify these forward-looking statements by the use of forward-looking words such as “will,” “may,” “plan,” “estimate,” “project,” “believe,” “anticipate,” “expect,” “intend,” “should,” “would,” “could,” “target,” “goal,” “continue to,” “positioned to,” “are confident” or the negative versions of those words or other comparable words. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, are forward-looking statements. Any forward-looking statements contained in this release are based upon our historical performance and on our current plans, estimates and expectations of the Company’s future performance and the future performance of the markets in which the Company operates in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. These forward-looking statements are subject to various risks, uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. These risks and uncertainties include, without limitation, any disruption in the availability or supply of, or increases in the price of, ethylene oxide (“EO”) or cobalt-60 (“Co-60”), or our other direct materials, services and supplies, including as a result of geopolitical instability and/or sanctions arising from US, Canada, UK or European Union relations with Russia; foreign currency exchange rates and changes in those rates; changes in industry trends,

9100 South Hills Boulevard, Suite 300, Broadview Heights, OH 44147
440-262-1410 | soterahealth.com

environmental, health and safety regulations or preferences, or general economic, social and business conditions; the impact and outcome of current and future legal proceedings and liability claims, including litigation related to purported exposure to emissions of EO from our facilities in Illinois, Georgia and New Mexico and the possibility that other claims will be made in the future relating to these or other facilities; our ability to increase capacity at existing facilities, renew leases for our leased facilities and build new facilities in a timely and cost-effective manner; competition for qualified employees in the industries in which we operate; the risks of doing business internationally, including global and regional economic and political instability and compliance with numerous laws and regulations in multiple jurisdictions; and any inability to pursue strategic transactions or find suitable acquisition targets. For additional discussion of these risks and uncertainties, please refer to the Company’s filings with the SEC, such as its annual and quarterly reports. We do not undertake any obligation to publicly update or revise the risk factors and forward-looking statements included therein, except as otherwise required by law.
The Company’s financial statement closing procedures for the three months and year ended December 31, 2023 are not yet complete and, as a result, the financial information above reflects the Company’s preliminary estimates with respect to such results based on information currently available to management. The Company’s actual financial results as of and for the three months and year ended December 31, 2023 may vary materially from these preliminary estimates due to the completion of our financial statement closing procedures, final adjustments and other developments arising between now and the time that our financial results for the three months and year ended December 31, 2023 are released. Estimates of financial results are inherently uncertain and we undertake no obligation to update this information.
About Sotera Health
Sotera Health Company is a leading global provider of mission-critical end-to-end sterilization solutions and lab testing and advisory services for the healthcare industry. Sotera Health goes to market through three businesses – Sterigenics®, Nordion® and Nelson Labs®. Sotera Health is committed to its mission, Safeguarding Global Health®.
Updates can be found from time to time on recent developments in matters relevant to investors on the Investor Relations section of the Company’s website at Investor Relations | Sotera Health. For developments related to Ethylene Oxide, updates can be found at Ethylene Oxide | Sotera Health.

Contacts
Jason Peterson Vice President & Treasurer, Sotera Health IR@soterahealth.com

Kristin Gibbs Chief Marketing Officer, Sotera Health kgibbs@soterahealth.com
Source: Sotera Health Company
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9100 South Hills Boulevard, Suite 300, Broadview Heights, OH 44147
440-262-1410 | soterahealth.com